SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2005

Fisher Scientific International Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10920	02-0451017

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

Liberty Lane, Hampton, New Hampshire	03842

(Address of principal executive offices)	(Zip Code)

(603) 926-5911 (Registrant’s telephone number, including area code)

None (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Ex-10.1 Form of Non-Qualified Stock Option Agreement for Management Options

Item 1.01 Entry into a Material Definitive Agreement.

Form of Non-Qualified Stock Option Agreement

Fisher Scientific International Inc. (the “Company”) is filing a copy of its current form of Non-Qualified Stock Option Agreement for Management Options (the “Award Agreement”) to be used for grants under its 2001 Equity and Incentive Plan and 2003 Equity and Incentive Plan. A copy of the Award Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Establishment of Performance Criteria

On March 7, 2005, the Compensation Committee of the Board of Directors of the Company determined that the performance goals to be used under the Company’s 2005 Management Incentive Plan (the “MIP”) for 2005 for the Company’s corporate employees would be based upon the Company’s net income and free cash flow. The MIP provides key employees with the opportunity to receive cash bonuses for 2005 upon the achievement of specified performance goals under the Company’s Incentive Compensation Plan which was approved by the Company’s stockholders in 2002.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index below.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER SCIENTIFIC INTERNATIONAL INC.

Dated: March 9, 2005	By: /s/ Kevin P. Clark Name: Kevin P. Clark Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement for Management Options